Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 4, 1999 with respect to the financial statements of American Enterprise Life Insurance Company included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-82149) and related Prospectus for the registration of the American Express Pinnacle Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.



/s/ Ernst & Young
Ernst & Young LLP
Minneapolis, Minnesota
September 21, 1999